Exhibit 1.2

PRICING AGREEMENT

January 3, 2023

BofA Securities, Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated January 3, 2023 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

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Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as supplemented by the Thirty-Seventh Supplemental Indenture, to be dated as of January 6, 2023, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name:	John Hall
Title:	Executive Vice President and Treasurer

[Signature page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name:	Anthony Aceto
Title:	Managing Director

[Signature page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name:	Mary Hardgrove
Title:	Managing Director

[Signature page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name:	Anguel Zaprianov
Title:	Managing Director

[Signature page to Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Edward Schweitzer
Name:	Edward Schweitzer
Title:	Managing Director

[Signature page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

[Signature page to Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Victoria Franco
Name:	Victoria Franco
Title:	Vice President

[Signature page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 5.250% Senior Notes due 2054 to be Purchased
BofA Securities, Inc.	$145,000,000
Deutsche Bank Securities Inc.	$145,000,000
HSBC Securities (USA) Inc.	$145,000,000
J.P. Morgan Securities LLC	$145,000,000
Morgan Stanley & Co. LLC	$145,000,000
Academy Securities, Inc.	$21,250,000
AmeriVet Securities, Inc.	$21,250,000
CastleOak Securities, L.P.	$21,250,000
Great Pacific Securities	$21,250,000
R. Seelaus & Co., LLC	$21,250,000
Barclays Capital Inc.	$18,750,000
BNP Paribas Securities Corp.	$18,750,000
Citigroup Global Markets Inc.	$18,750,000
Credit Suisse Securities (USA) LLC	$18,750,000
Goldman Sachs & Co. LLC	$18,750,000
Mizuho Securities USA LLC	$18,750,000
SMBC Nikko Securities America, Inc.	$18,750,000
TD Securities (USA) LLC	$18,750,000
Wells Fargo Securities, LLC	$18,750,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

January 3, 2023

Relating to

Preliminary Prospectus Supplement dated January 3, 2023 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

$1,000,000,000 5.250% Senior Notes due 2054

Final Term Sheet

January 3, 2023

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated January 3, 2023 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	5.250% Senior Notes due 2054

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.196% of principal amount, plus accrued interest, if any, from January 6, 2023

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$983,210,000

Maturity Date:	January 15, 2054

Trade Date:	January 3, 2023

Settlement Date:	January 6, 2023 (T+3)*

Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, beginning on July 15, 2023

Coupon:	5.250%

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Benchmark Treasury:	UST 3.000% due August 15, 2052

Spread to Benchmark Treasury:	UST + 140 bps

Benchmark Treasury Price and Yield:	84-07, 3.903%

Yield to Maturity:	5.303%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:	July 15, 2053

Make-Whole Call:	UST + 25 bps

CUSIP:	59156RCD8

ISIN:	US59156RCD89

Joint Book-Running Managers:	BofA Securities, Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers (Active):	Academy Securities, Inc. AmeriVet Securities, Inc. CastleOak Securities, L.P. Great Pacific Securities R. Seelaus & Co., LLC

Co-Managers (Passive):	Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Wells Fargo Securities, LLC

*

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before their date of delivery may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the second business day before their date of delivery should consult their own advisor.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any

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dealer participating in this offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Deutsche Bank Securities Inc. at +1 (800) 503-4611, HSBC Securities (USA) Inc. at +1 (866) 811-8049, J.P. Morgan Securities LLC collect at +1 (212) 834-4533 or Morgan Stanley & Co. LLC at +1 (866) 718-1649.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 5.250% Senior Notes due 2054: 98.321% of the principal amount thereof

Closing Date: January 6, 2023

Addresses for Notices, etc. to the Representatives:

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

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